UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2013

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2013, Stevia First Corp. (the “Company”) entered into an amendment (the ‘Amendment”) to the License Agreement, dated August 28, 2012 (the “License Agreement”), between the Company and Vineland Research and Innovations Centre, Inc. (‘Vineland”). The License Agreement, among other things, grants to the Company certain rights of use under specified U.S. and foreign patents that relate to microbial production of steviol and steviol glycosides. The Amendment grants to the Company, under the same terms as the license grant in the License Agreement, certain rights of use under an additional newly filed U.S. patent application. The new patent application, which was filed on October 7, 2013, relates to methods for production of steviol glycosides through microbial fermentation, and includes claims covering a particular sequence of a synthetic gene. It was recently discovered that that particular sequence was omitted from the patents and patent applications set forth in the License Agreement, and the purpose of the Amendment is to grant to the Company rights of use relating to the corrected sequence. Pursuant to the terms of the Amendment, Vineland has agreed to pay for up to $50,000 in prosecution costs relating to this additional patent application. The Company does not presently anticipate that the Amendment or any corrective actions that may be taken relating to the other patents and patent applications licensed to the Company under the License Agreement will have a material impact on its research and development activities.

The foregoing is only a brief description of the Amendment and the License Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of those documents. The License Agreement is filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 11, 2013 and the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and each is incorporated herein by reference. Reference is made to the disclosure under Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On October 10, 2013, the Company filed a U.S. patent application related to methods for the production of steviol glycosides through microbial fermentation. The claims made in the patent application are based on the Company’s internal research and development work.

The patents and patent applications licensed from Vineland under the License Agreement, including the recently filed patent application licensed from Vineland under the Amendment, any certificates of correction or similar amendments to the existing patents, and the patent application recently filed by the Company, may not be issued and, even if issued, may not provide sufficient protection of the Company’s intellectual property rights or prevent third parties from developing similar technology that could reduce the value of the rights covered by the patent applications, if issued. Further, if the patent prosecution and maintenance fees for the patent application licensed to the Company under the Amendment are greater than the amount Vineland is obligated to pay, then the Company will be responsible for any such excess costs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Amendment to License Agreement, dated October 10, 2013 by and between Stevia First Corp. and Vineland Research and Innovation Centre, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the Company’s intellectual property rights, the Company’s ability to obtain patent and trademark protection for rights it considers proprietary and important to its business, and the research activities and potential commercialization of any of its product candidates currently under development. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, the Company’s ability to protect its intellectual property rights, the costs associated with the Company’s protection of its intellectual property rights, the Company’s ability to obtain approvals for certain patent and trademark applications, the Company’s research and development activities relating to its product candidates, the Company’s ability to obtain required regulatory approvals to commercialize any of its product candidates, competitive factors in the Company’s industry and market and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions and projections, which could prove to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Quarterly Report Form 10-Q filed with the Securities and Exchange Commission on August 13, 2013 contains additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, and you should carefully consider the risks and uncertainties described in that Quarterly Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: October 16, 2013	By:	/s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

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